UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934



                              NOVEMBER 6, 2003
                       (Date of earliest event reported)

                         ROYAL HOLIDAY MOBILE ESTATES
                    (Name of Small Business in its Charter)


       NEVADA             Commission File No. 0-17462             88-0409168
(State of incorporation)                                      (I.R.S. Employer
                                                                  Number)

                          14284 Point Reyes St., Fontana, CA 92336
                          (Address of Principal Executive Officers)

        Registrant's telephone  (New) (909)574-6470; Fax number (714) 536-3169

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

(a)   Description of the Transaction Resulting in a Change in Control

On or about September 19, 2003, Registrant entered into a Stock Purchase Agreement, dated September 8, 2003 (the "Stock Transfer and Exchange Agreement"), with the majority shareholders of Spartan Tours Inc., a Canadian Corporation. The acquisition also involved the issuance of 2,196,206 of registrants restricted common shares of stock to Sarantos Maltezos and 349,204 were issued to Osatron holdings of the registrant's restricted common shares, both of these issuances are herewith being cancelled. The agreement additionally involved the registrant to provide the necessary capital to expand Spartan Tours business model. The Registrant has been unsuccessful in their efforts and has therefore decided to cancel the transaction. Additionally, Spartan Tours Inc's President, Sarantos Maltezos, has returned the 2,196,206 of the Registrant's common shares and Osatron Holdings has returned their 349,204 of the Registrant's common shares as part of the cancellation.

      As a result of the cancellation of this agreement and subsequent cancellation of the shares, the Registrant's outstanding and issued shares will revert back to 1,221,000 and the control rolls back to the level prior to this transaction


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On November 6, 2003 the Company reversed the transaction for the acquisition of Spartan Tours, Inc., because of not being able to raise the capital for which the company had a specified period of time in which to provide the capital commitment. As a result of this cancellation the asset of Spartan Tours will not be shown on the company's financial statements and will revert to the Company's financial position back to the second quarter close. Our financial condition for the close of September 30, 2003 will in turn reflect the similar number so as to not confuse shareholders.


ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

      As a result of the cancellation of the above Spartan Tours agreement, Mr. Sarantos Maltezos has additionally resigned his position as President/CEO and the remaining Directors have agreement to return to their original positions in an effort to begin the search for an acquisition to bring value to its shareholders. The remaining Directors, Hector A. Veron and R.B.Harris do hereby accept the resignation of Sarantos Maltezos. Mr. Hector Veron does herewith accept the return to the President/CEO position and Mr. R.B.Harris shall remain as Director/ Acting secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 11, 2003                   ROYAL HOLIDAY MOBILE ESTATES
                                           (Registrant)

By:  /s/ Hector A. Veron                /s/ R.B. Harris
     -------------------                ---------------
     Hector A. Veron                    R.B. Harris
     President/ CEO/Director            Director


      /s/  Sarantos Maltezos
      ----------------------
      Sarantos Maltezos

      Resigning President/CEO/Director